Exhibit 99.6

IBERIABANK Corporation

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

The following tables show information about the financial condition and operations of IBERIABANK Corporation after giving effect to the acquisition of Pulaski Investment Corporation and Pocahontas Bancorp, and the $30 million private placement of IBERIABANK Corporation common stock, the $15 million trust preferred securities offering and the $20 million in long-term borrowings to fund the cash portion of the Pulaski Investment Corporation acquisition. The preliminary unaudited pro forma condensed combined financial information shows the impact of the acquisitions as well as the securities offerings and borrowings on the combined balance sheets and the combined statements of income under the purchase method of accounting with IBERIABANK Corporation treated as the acquirer. Under this method of accounting, the assets and liabilities of Pulaski Investment Corporation and Pocahontas Bancorp are recorded by us at their estimated fair values as of the date the respective acquisitions are completed. The preliminary unaudited pro forma condensed combined balance sheets as of September 30, 2006 assume the acquisitions were completed on that date. The private placement of IBERIABANK Corporation common stock, the trust preferred securities offering and the long-term borrowings are included in the pro forma adjustments column for the Pulaski Investment Corporation acquisition. The preliminary unaudited pro forma income statements for the nine months ended September 30, 2006 and for the year ended December 31, 2005 were prepared assuming the acquisitions were completed on the first day of each respective period.

It is anticipated that Pulaski Investment Corporation and Pocahontas Bancorp will provide IBERIABANK Corporation with financial benefits such as expense efficiencies and revenue enhancements, among other factors, although no assurances can be given that such benefits will be fully achieved. These benefits have not been reflected in the preliminary unaudited pro forma financial information. As required, the preliminary unaudited pro forma condensed combined financial information includes adjustments, which give effect to events that are directly attributable to the transaction and factually supportable; as such, any planned adjustments affecting the balance sheet, income statement, or shares of common stock outstanding subsequent to the assumed acquisition completion date are not included. The preliminary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented.

In addition, the allocation of the purchase price reflected in the preliminary pro forma condensed combined financial information is subject to adjustment. The preliminary purchase price allocation for the acquisitions will vary from the actual purchase price allocation that will be recorded upon the completion of the acquisitions based upon changes in the estimated fair value of the assets and liabilities acquired from Pulaski Investment Corporation and Pocahontas Bancorp. In addition, subsequent to the acquisition completion dates, there may be further refinements of the purchase price allocation as additional information becomes available.

The preliminary unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes, which are included elsewhere in this information statement-prospectus.

The acquisition of Pulaski Investment Corporation is not contingent upon the completion of the acquisition of Pocahontas Bancorp.

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION AND

POCAHONTAS BANCORP, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition

As of September 30, 2006

(dollars in thousands)

	IBERIABANK Corporation	Pulaski Investment Corporation	Pro Forma Adjustments		Pro Forma Combined Sub Total	Pocahontas Bancorp	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$71,066	$22,623	$(4,640	)(10)	$89,049	$23,825	$(5,037	)(j)	$107,837
Securities available for sale, at fair value	576,634	54,741	(52,800	)(5)	578,575	93,561	—		672,136
Securities held to maturity	24,023	150	(3	)(5)	24,170	133,120	(2,933	)(e)	154,357
Mortgage loans held for sale	20,055	40,368	—		60,423	3,244	—		63,667
Loans, net	2,139,530	344,669	(2,383	)(2),(3),(4)	2,481,816	431,768	3,084	(b),(c),(d)	2,916,668
Premises and equipment, net	68,231	24,398	12,867	(1)	105,496	15,876	2,789	(a)	124,161
Goodwill	93,167	613	78,037	(13)	171,817	8,848	19,157	(m)	199,822
Other assets	119,558	15,851	12,643	(7)	148,052	28,212	8,020	(g),(l)	184,284

Total Assets	$3,112,264	$503,413	$43,721		$3,659,398	$738,454	$25,080		$4,422,932

Liabilities
Deposits	$2,405,837	$406,611	$(530	)(6)	$2,811,918	$557,788	$(1,504	)(f)	$3,368,202
Short-term borrowings	169,327	26,000	—		195,327	12,000	—		207,327
Long-term debt	234,265	23,439	(17,195	)(8),(12)	240,509	109,381	215	(h)	350,105
Other liabilities	22,576	5,905	8,067	(11)	36,548	6,329	3,745	(k)	46,622

Total Liabilities	2,832,005	461,955	(9,658)		3,284,302	685,498	2,456		3,972,256

Shareholders’ Equity
Common stock	11,802	610	1,054		13,466	76	1,215		14,757
Additional paid-in-capital	198,533	699	92,474		291,706	57,135	17,154		365,995
Retained earnings	168,169	40,569	(40,569)		168,169	24,784	(24,784)		168,169
Unearned compensation	(13,928)	—	—		(13,928)	(1,799)	1,799		(13,928)
Accumulated other comprehensive income	(6,335)	(420)	420		(6,335)	(2,837)	2,837		(6,335)
Treasury stock at cost	(77,982)	—	—		(77,982)	(24,403)	24,403		(77,982)

Total Shareholders’ Equity	280,259	41,458	53,379	(9)	375,096	52,956	22,624	(i)	450,676

Total Liabilities and Shareholders’ Equity	$3,112,264	$503,413	$43,721		$3,659,398	$738,454	$25,080		$4,422,932

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION AND

POCAHONTAS BANCORP, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Nine Months ended September 30, 2006

(in thousands, except per share data)

	IBERIABANK Corporation	Pulaski Investment Corporation	Pro Forma Adjustments		Pro Forma Combined Sub Total	Pocahontas Bancorp	Pro Forma Adjustments		Pro Forma Combined
Interest and Dividend Income
Loans, including fees	$97,319	$21,765	$491	(2)	$119,575	$21,871	$(1,376	)(b)	$140,070
Investment securities	21,663	2,117	(2,126	)(5)	21,654	7,859	341	(e)	29,854
Other	2,044	442	—		2,486	—	—		2,486

Total interest and dividend income	121,026	24,324	(1,635)		143,715	29,730	(1,035)		172,410

Interest Expense
Deposits	41,218	7,543	530	(6)	49,291	13,276	735	(f),(g)	63,302
Borrowings	10,706	1,836	(61	)(8),(10),(12)	12,481	5,357	542	(h),(j)	18,380

Total interest expense	51,924	9,379	469		61,772	18,633	1,277		81,682

Net interest income	69,102	14,945	(2,104)		81,943	11,097	(2,312)		90,728
Provision for loan losses	(3,856)	299	—		(3,557)	845	—		(2,712)

Net interest income after provision for loan losses	72,958	14,646	(2,104)		85,500	10,252	(2,312)		93,440

Noninterest income	18,800	23,833	—		42,633	3,567	—		46,200
Noninterest expense	54,169	34,205	1,173	(1),(7)	89,547	12,787	892	(a),(g)	103,226

Income (loss) before income tax expense	37,589	4,274	(3,277)		38,586	1,032	(3,204)		36,414
Income tax expense (benefit)	10,809	1,710	(1,147	)(11)	11,372	(325)	(1,121	)(k)	9,926

Net Income (Loss)	$26,780	$2,564	$(2,130)		$27,214	$1,357	$(2,083)		$26,488

Earnings (loss) per share—basic	$2.87	$1.05			$2.48	$0.30			$2.16

Earnings (loss) per share—diluted	$2.70	$1.05			$2.35	$0.29			$2.06

Average shares outstanding	9,328	2,439	(775	)(14)	10,992	4,529	(3,238	)(n)	12,283
Average shares outstanding—diluted	9,919	2,439	(775	)(14)	11,583	4,598	(3,307	)(n)	12,874

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION AND

POCAHONTAS BANCORP, INC.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Year ended December 31, 2005, except as noted below (A)

(in thousands, except per share data)

	IBERIABANK Corporation	Pulaski Investment Corporation	Pro Forma Adjustments		Pro Forma Combined Sub Total	Pocahontas Bancorp (A)	Pro Forma Adjustments		Pro Forma Combined
Interest and Dividend Income
Loans, including fees	$109,201	$25,854	$655	(2)	$135,710	$23,805	$(1,835	)(b)	$157,680
Investment securities	24,192	1,243	(2,834	)(5)	22,601	11,827	454	(e)	34,882
Other	1,856	521	—		2,377	—	—		2,377

Total interest and dividend income	135,249	27,618	(2,179)		160,688	35,632	(1,381)		194,939

Interest Expense
Deposits	36,597	6,058	530	(6)	43,185	12,232	531	(f),(g)	55,948
Borrowings	13,854	1,762	(82	)(8),(10),(12)	15,534	6,710	759	(h),(j)	23,003

Total interest expense	50,451	7,820	448		58,719	18,942	1,290		78,951

Net interest income	84,798	19,798	(2,627)		101,969	16,690	(2,671)		115,988
Provision for loan losses	17,069	1,783	—		18,852	525	—		19,377

Net interest income after provision for loan losses	67,729	18,015	(2,627)		83,117	16,165	(2,671)		96,611

Noninterest income	26,141	39,166	—		65,307	5,676	—		70,983
Noninterest expense	64,438	46,985	1,564	(1),(7)	112,987	17,505	1,189	(a),(g)	131,681

Income (loss) before income tax expense	29,432	10,196	(4,191)		35,437	4,336	(3,860)		35,913
Income tax expense (benefit)	7,432	3,867	(1,467	)(11)	9,832	1,097	(1,351	)(k)	9,578

Net Income (Loss)	$22,000	$6,329	$(2,724)		$25,605	$3,239	$(2,509)		$26,335

Earnings (loss) per share—basic	$2.40	$2.59			$2.37	$0.72			$2.17

Earnings (loss) per share—diluted	$2.24	$2.59			$2.23	$0.71			$2.06

Average shares outstanding	9,155	2,444	(780	)(14)	10,819	4,492	(3,201	)(n)	12,110
Average shares outstanding—diluted	9,813	2,444	(780	)(14)	11,477	4,571	(3,280	)(n)	12,768

(A)	The Pocahontas Bancorp, Inc. historical numbers are for its fiscal year ended September 30, 2005.

Pulaski Investment Corporation

1)	Adjustment to fair value Pulaski Investment Corporation’s fixed assets. The adjustment reflected, which totals $12.9 million, is based upon currently available fair value information. The adjustment will be depreciated over the estimated remaining life of the adjusted fixed assets using the straight-line method. The preliminary pro forma combined income statement impact of the adjustment resulted in pre-tax increases to depreciation expense of $0.2 million and $0.3 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
2)	Adjustment to fair value Pulaski Investment Corporation’s loan portfolio. The adjustment reflected, which totals $1.3 million, is based upon currently available fair value information. The adjustment will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The preliminary pro forma combined income statement impact of the adjustment resulted in pre-tax increases to interest income of $0.5 million and $0.7 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
3)	Adjustment to the allowance for loan losses for certain loans for which IBERIABANK Corporation’s plans for ultimate recovery differ from those of Pulaski Investment Corporation. IBERIABANK Corporation intends to dispose of these loans through sales or other means. The adjustment, which totals $0.5 million, is based upon a partial review of the Pulaski Investment Corporation loan portfolio. As IBERIABANK Corporation obtains additional information on the Pulaski Investment Corporation loan portfolio, the final adjustment may be significantly different from the adjustment reflected herein.

4)	Adjustment to reflect the estimated discount on impaired loans of $0.7 million in accordance with AICPA Statement of Position 03-3. The final adjustment may be significantly different.
5)	Adjustment to recognize securities classified as held to maturity by Pulaski Investment Corporation at fair value. The adjustment, which totals $3.0 thousand, is based upon currently available fair value information. Adjustments to securities also include the sale of $52.8 million of available for sale securities subsequent to the acquisition of Pocahontas Bancorp. The preliminary pro forma combined income statement impact of the sale of securities is a decrease in interest income of $2.1 million and $2.8 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The proceeds from the securities sale will be used to pay down Pocahontas Bancorp long-term debt. The final adjustment may be significantly different.
6)	Adjustment to fair value Pulaski Investment Corporation’s interest-bearing deposits. The adjustment of $0.5 million will be recognized over the estimated remaining life of the respective deposits using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in increases to interest expense of $0.5 million for both the nine months ended September 30, 2006 and the year ended December 31, 2005. The final adjustments may be significantly different.
7)	Adjustment to recognize core deposit intangibles of $12.6 million associated with the acquisition, and the related preliminary pro forma combined income statement impact resulting from the acquisition. Core deposit intangibles will be amortized over a ten-year period using the straight-line method. The preliminary pro forma combined income statement impact for the adjustment resulted in increases to other non-interest expense of $0.9 million and $1.3 million for the core deposit intangibles amortization for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
8)	Adjustment to fair value Pulaski Investment Corporation’s borrowings. The adjustment of $0.6 million will be recognized over the estimated remaining life of the respective borrowings using the effective yield method. The preliminary pro forma combined income statement impact for the adjustments resulted in increases to interest expense of $0.2 million for both the nine months ended September 30, 2006 and the year ended December 31, 2005. The final adjustments may be significantly different.
9)	Adjustment to eliminate Pulaski Investment Corporation’s historical stockholders’ equity. In addition to the cash consideration, the acquisition will result in the issuance of approximately 1.7 million shares of IBERIABANK Corporation common stock of which 0.6 million will be issued in the private placement. The issuance of IBERIABANK Corporation common stock in the acquisition is recognized in the preliminary pro forma balance sheets at a value of $61.00 per share, which was the closing price of IBERIABANK Corporation common stock on September 30, 2006. The issuance of IBERIABANK Corporation common stock under the private placement is recognized in the preliminary pro forma balance sheets at a value of $52.00. Of the assumed purchase price of $131.0 million, $30.0 million will be raised from the private placement. The final adjustment may be significantly different.
10)	Adjustment to cash consists of cash consideration of $65.0 million paid to complete the acquisition, cash received of $30.0 million in the private placement, cash received from the $15.0 million in trust preferred borrowing, cash received from $20.0 million of long-term borrowings, acquisition related costs of $0.5 million in costs related to investment banking, legal, and consulting fees to be incurred directly in connection with the acquisition, an estimated $2.7 million in after tax costs related to change-in-control and other agreements that exist prior to the acquisition consummation date and $1.5 million for private placement underwriting fees. The preliminary pro forma combined income statement impact of the reduction in cash resulted in pre-tax increases to interest expense of $0.1 million and $0.2 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively, due to additional borrowings needed as a result of the cash payments.
11)	Adjustment to recognize deferred tax liabilities at 35% resulting from the fair value adjustments in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“SFAS 109”).
12)	Adjustment to recognize the $15.0 million trust preferred borrowings and $20.0 million of long-term borrowings undertaken to complete the acquisition as well as the reduction of $52.8 million in long-term debt resulting in the above-mentioned Pocahontas Bancorp available for sale securities sale. The adjustments resulted in pre-tax decreases to interest expense of $0.3 million and $0.5 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively.
13)	Adjustment to eliminate Pulaski Investment Corporation’s historical goodwill and recognize goodwill resulting from the acquisition of $79.0 million. See purchase price allocation table in Note 3 for more information.
14)	The pro forma basic and diluted potential common shares for the incremental shares issued in connection with the Pulaski Investment Corporation acquisition, assuming the transaction occurred at the beginning of the periods presented.

Pocahontas Bancorp, Inc.

a)	Adjustment to fair value Pocahontas Bancorp’s fixed assets. The adjustment reflected, which totals $2.8 million, is based upon currently available fair value information. The adjustment will be depreciated over the estimated remaining life of the adjusted fixed assets using the straight-line method. The preliminary pro forma combined income statement impact of the adjustment resulted in pre-tax increases to depreciation expense of $0.1 million for both the nine months ended September 30, 2006 and the year ended December 31, 2005. The final adjustment may be significantly different.
b)	Adjustment to fair value Pocahontas Bancorp’s loan portfolio. The adjustment reflected, which totals $4.9 million, is based upon currently available fair value information. The adjustment will be recognized over the estimated remaining life of the loan portfolio using the effective yield method. The preliminary pro forma combined income statement impact of the adjustment resulted in pre-tax decreases to interest income of $1.4 million and $1.8 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.

c)	Adjustment to the allowance for loan losses for certain loans for which the Company’s plans for ultimate recovery differ from those of Pocahontas Bancorp. IBERIABANK Corporation intends to dispose of these loans through sales or other means. The adjustment, which totals $1.0 million, is based upon a partial review of the Pocahontas Bancorp loan portfolio. As IBERIABANK Corporation obtains additional information on the Pocahontas Bancorp loan portfolio, the final adjustment may be significantly different from the adjustment reflected herein.
d)	Adjustment to reflect the estimated discount on impaired loans of $0.8 million in accordance with AICPA Statement of Position 03-3. The final adjustment may be significantly different.
e)	Adjustment to recognize securities classified as held to maturity by Pocahontas Bancorp at fair value. The adjustment reflected which totals $2.9 million, is based upon currently available fair value information. The preliminary pro forma combined income statement impact of the adjustment resulted in pre-tax increases to interest income of $0.3 million and $0.5 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
f)	Adjustment to fair value Pocahontas Bancorp’s interest-bearing deposits. The adjustment of $1.5 million will be recognized over the estimated remaining life of the respective deposits using the effective yield method. The preliminary pro forma combined income statement impact for the adjustment resulted in increases to interest expense of $1.5 million for both the nine months ended September 30, 2006 and the year ended December 31, 2005. The final adjustments may be significantly different.
g)	Adjustment to eliminate Pocahontas Bancorp’s historical core deposit intangibles and recognize core deposit intangibles of $10.8 million associated with the acquisition, and the related preliminary pro forma combined income statement impact resulting from the acquisition. Core deposit intangibles will be amortized over a ten-year period using the straight-line method. The preliminary pro forma combined income statement impact for the adjustment resulted in increases to other non-interest expense of $0.8 million and $1.1 million for the core deposit intangibles amortization for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The preliminary pro forma combined income statement impact for the adjustment also resulted in decreases to interest expense of $0.7 million and $1.0 million to eliminate the historical core deposit intangibles amortization for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
h)	Adjustment to fair value Pocahontas Bancorp’s borrowings. The adjustment of $0.2 million will be recognized over the estimated remaining life of the respective borrowings using the effective yield method. The preliminary pro forma combined income statement impact for the adjustments resulted in increases to interest expense of $0.3 million and $0.5 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. The final adjustment may be significantly different.
i)	Adjustment to eliminate Pocahontas Bancorp’s historical stockholders’ equity. The acquisition will result in the issuance of approximately 1.3 million shares of IBERIABANK Corporation common stock. The issuance of IBERIABANK Corporation common stock is recognized in the preliminary pro forma balance sheet at a value of $58.55 per share, which was the average closing price per share of IBERIABANK Corporation common stock for the five-day period surrounding the date the acquisition was announced.
j)	Adjustment to cash for acquisition related costs. Adjustment includes an estimated $1.3 million in costs related to investment banking, legal, and consulting fees to be incurred directly in connection with the acquisition and an estimated $3.7 million in costs related to change-in-control, stock option exercises and other agreements that existed prior to the acquisition consummation date. The preliminary pro forma combined income statement impact of the reduction in cash resulted in pre-tax increases to interest expense of $0.2 million and $0.3 million for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively, due to additional borrowings needed as a result of the cash payments. The final adjustments may be significantly different.
k)	Adjustment to recognize deferred tax liabilities at 35% resulting from the fair value adjustments in accordance with Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes,” (“SFAS 109”).
l)	Adjustment to recognize the cancellation of Pocahontas Bancorp’s ESOP. The adjustment reflected, which totals $1.5 million, is based upon currently available fair value information. The final adjustment may be significantly different.
m)	Adjustment to eliminate historical Pocahontas Bancorp’s goodwill and recognize goodwill resulting from the acquisition of $28.0 million. See purchase price allocation table in Note 3 for more information.
n)	The pro forma basic and diluted potential common shares for the incremental shares issued in connection with the Pocahontas Bancorp acquisition, assuming the transaction occurred at the beginning of the periods presented.

IBERIABANK CORPORATION, PULASKI INVESTMENT CORPORATION AND

POCAHONTAS BANCORP, INC.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRELIMINARY PRO FORMA PRESENTATION

The acquisitions will be accounted for as acquisitions by IBERIABANK Corporation of Pulaski Investment Corporation and Pocahontas Bancorp, Inc. using the purchase method of accounting. Accordingly, the assets and liabilities of Pulaski Investment Corporation and Pocahontas Bancorp will be recorded at their respective fair values on the date the acquisitions are completed. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed.

The final allocation of the purchase price will be determined after the acquisitions are completed and additional analyses are performed to determine the fair values of Pulaski Investment Corporation’s and Pocahontas Bancorp’s tangible and identifiable intangible assets and liabilities as of the dates the acquisitions are completed. Changes in the fair value of the net assets of Pulaski Investment Corporation and Pocahontas Bancorp as of the dates of the acquisitions will change the amount of purchase price allocable to excess purchase price. The further refinement of transaction costs will change the amount of excess purchase price recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The pro forma financial information for the acquisitions is included only as of and for the nine months ended September 30, 2006, and for the year ended December 31, 2005. The unaudited pro forma information is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the acquisitions been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. The historical data presented for Pocahontas Bancorp are for its fiscal year ended September 30, 2005 and for the nine months ended September 30, 2006.

NOTE 2—PURCHASE PRICES

The purchase price of Pulaski Investment Corporation is based on exchanging 0.2274 shares (fixed portion) of IBERIABANK Corporation common stock for each outstanding Pulaski Investment Corporation share at the closing price per share of IBERIABANK Corporation common stock on September 30, 2006, the date of the pro forma balance sheet, as well as issuing shares of IBERIABANK Corporation common stock determined by the quotient obtained by dividing $13.323 by the average trading price of the IBERIABANK Corporation common stock on the 15 trading days ending one business day prior to the effective date of the merger (variable portion) for each outstanding share of Pulaski Investment Corporation common stock.

Based upon values as of September 30, 2006, the total market value of the IBERIABANK Corporation common stock to be issued in connection with the Pulaski Investment Corporation acquisition is calculated as follows:

Pulaski Investment Corporation common shares outstanding on September 30, 2006	2,439,356
Exchange ratio (fixed portion)	0.2274
Exchange ratio (variable portion)	0.2184

IBKC common stock to be issued	1,087,489
Market price per share of IBKC common stock at September 30, 2006	$61.00

Total market value of IBKC common stock to be issued	$66,336,829

The actual value per share of IBERIABANK Corporation common stock cannot be determined until the date that the number of shares to be issued under the variable portion is fixed. In addition to the IBERIABANK Corporation common stock issued in connection with the Pulaski Investment Corporation acquisition, $65.0 million in cash will be paid to complete the acquisition.

The purchase price of Pocahontas Bancorp is based on exchanging 0.2781 shares of IBERIABANK Corporation common stock for each outstanding Pocahontas Bancorp share at the average closing price per share of IBERIABANK Corporation common stock for the five- day period surrounding the date the acquisition was announced.

The total market value of the IBERIABANK Corporation common stock to be issued in connection with the Pocahontas Bancorp acquisition is calculated as follows:

Pocahontas Bancorp, Inc. common shares outstanding on September 30, 2006	4,641,717
Exchange ratio	0.2781

IBKC common stock to be issued	1,290,861
Value of IBKC common stock	$58.55

Total market value of IBKC common stock to be issued	$75,579,912

In addition to the above market value of the IBERIABANK Corporation common stock to be issued in both acquisitions, the total purchase prices will include other direct acquisition costs of IBERIABANK Corporation, such as legal, investment banking and other professional fees.

NOTE 3—PRIVATE PLACEMENT

We intend to use the proceeds of $30 million we have received from the private placement (together with the proceeds from the sale of $15 million of trust preferred securities and $20 million of to-be-financed long-term debt) to fund the cash portion of our acquisition of Pulaski Investment Corporation. Pending this use, we may invest all or a portion of the net proceeds in short-term financial instruments. The proceeds are based on a sale price of $52.00 per share and 576,923 shares.

NOTE 4—PURCHASE PRICE ALLOCATIONS

The preliminary unaudited pro forma condensed combined financial statements reflect the following purchase price allocations for Pulaski Investment Corporation and Pocahontas Bancorp (in thousands):

Pulaski Investment Corporation
Historical net assets applicable to Pulaski Investment Corporation’s common stock at September 30, 2006		$41,458
After tax merger related charges, severance payments and contract termination cost		(3,140)
Increase (decrease) to Pulaski Investment Corporation’s net asset value at September 30, 2006 as a result of estimated fair value adjustments:
Investment securities	$(3)
Loans	(2,383)
Fixed assets	12,867
Core deposit intangibles	12,643
Other assets	—
Deposits	530
Borrowings	(605)
Deferred taxes on fair value adjustments	(8,067)

Net estimated fair value adjustments		14,982
Elimination of Pulaski Investment Corporation’s existing intangibles		(613)

Total preliminary allocation of purchase price		52,687
Goodwill due to the merger		78,650

Total purchase price, including cash		$131,337

Pocahontas Bancorp, Inc.
Historical net assets applicable to Pocahontas Bancorp Inc.’s common stock at September 30, 2006		$52,956
After tax merger related charges, severance payments and contract termination cost		(5,037)

Increase (decrease) to Pocahontas Bancorp Inc.’s net asset value at September 30, 2006 as a result of estimated fair value adjustments:
Investment securities	$(2,933)
Loans	3,084
Fixed assets	2,789
Core deposit intangibles	10,824
Other assets	1,546
Deposits	1,504
Borrowings	(215)
Deferred taxes on fair value adjustments	(3,745)

Net estimated fair value adjustments		12,854
Elimination of Pocahontas Bancorp Inc.’s existing intangibles		(13,198)

Total preliminary allocation of purchase price		47,575
Goodwill due to the merger		28,005

Total purchase price		$75,580

Comparative Pro Forma Per Share Data

The table below summarizes selected per share information about IBERIABANK Corporation, Pulaski Investment Corporation and Pocahontas Bancorp. The IBERIABANK Corporation per share information is presented on a pro forma basis to reflect the mergers with Pulaski Investment Corporation and Pocahontas Bancorp. The Pulaski Investment Corporation per share information is presented both historically, and on a pro forma basis to reflect the merger.

The data in the table should be read together with the financial information and the financial statements of IBERIABANK Corporation, Pulaski Investment Corporation and Pocahontas Bancorp included elsewhere in this information statement-prospectus. The pro forma per common stock data is presented as an illustration only. The data do not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor are the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein which reflect the potential effects of cost savings or synergies which may be obtained by combining the operations of IBERIABANK Corporation, Pulaski Investment Corporation and Pocahontas Bancorp or the costs of combining the companies and their operations.

As noted above, the acquisition of Pulaski Investment Corporation is not contingent upon the completion of the acquisition of Pocahontas Bancorp.

	Historical			Pro Forma
Per Share Data	IBERIABANK Corporation	Pulaski Investment Corporation	Pocahontas Bancorp	Pro Forma Combined	Pro Forma Per Equivalent Pulaski Investment Corporation Share (0.4458 shares)
Net Income
Nine Months Ended September 30, 2006
Basic	$2.87	$1.05	$0.30	$2.16	$0.96
Diluted	2.70	1.05	0.29	2.06	0.92
Year Ended December 31, 2005 (1)
Basic	2.40	2.59	0.72	2.17	0.97
Diluted	2.24	2.59	0.71	2.06	0.92
Cash Dividends
Nine Months Ended September 30, 2006	0.90	0.46	0.24	0.90	0.40
Year Ended December 31, 2005 (1)	1.00	0.62	0.32	1.00	0.45
Shareholders’ Equity
Nine Months Ended September 30, 2006	28.90	17.00	11.41	35.62	15.88
Year Ended December 31, 2005 (1)	27.60	16.41	11.28	N/A	N/A

(1)	Pocahontas Bancorp historical data are for the year ended September 30, 2005.